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                                                           Exhibit 23.1



                          CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1992 Incentive Stock Option Plan, the 1997 Director Option Plan and the 1997 Employee Stock Purchase Plan of Focal, Inc. of our report dated February 2, 1998, with respect to the financial statements of Focal, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



                                                     /s/ ERNST & YOUNG LLP


Boston, Massachusetts
March 25, 1998